Exhibit 99.1

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed statement of income has been prepared to give effect to the acquisition by NCI Building Systems, Inc. (“NCI”) of Robertson-Ceco II Corporation (“RCC II”), using the purchase method of accounting for the business combination. On April 7, 2006, NCI completed the acquisition of RCC II pursuant to the Stock Purchase Agreement, dated as of February 21, 2006, by and among NCI, The Heico Companies, L.L.C. and Robertson-Ceco Corporation (“RCC”) as amended by Amendment No. 1 to the Stock Purchase Agreement, dated April 7, 2006.

Prior to the acquisition, specified non-operating assets and liabilities of RCC, consisting principally of asbestos liabilities, environmental remediation liabilities and notes receivables from affiliates, were distributed to and assumed by a subsidiary formed by The Heico Companies, L.L.C. and were not part of the acquisition. “RCC” refers to the company prior to its acquisition by NCI. “RCC II” refers to the company subsequent to its acquisition and excludes certain assets and liabilities. The historical operating results of RCC for the periods presented herein would not be materially different if these assets and liabilities had been excluded. NCI has disclosed in the notes to the pro forma statement of income the approximate effects on earnings of the excluded assets and liabilities.

NCI currently reports on a fiscal year that ends the Sunday closest to October 31. RCC previously reported on a calendar year that ended on December 31.

The unaudited pro forma condensed combined statement of income for the nine months ended July 30, 2006 give effect to the transaction as if it had occurred at January 1, 2006. Because of the differing accounting periods, the condensed combined statement of income of NCI for the nine months ended July 30, 2006 is combined with the condensed combined statement of income of RCC for the period from January 1, 2006 to April 6, 2006. RCC II’s results of operations are included in NCI’s results of operations beginning April 7, 2006. The unaudited pro forma condensed combined statement of income is presented in accordance with Article 11 of Regulation S-X.

The pro forma adjustments are based upon information and assumptions available at the time of the filing of this Form 8-K/A and result in a preliminary allocation of the purchase price based on estimates of the fair value of the assets acquired and liabilities assumed. The fair value of certain assets acquired and liabilities assumed are preliminary, and final determination of required purchase accounting adjustments will be made only upon the completion of our fair value assessments. The unaudited pro forma condensed combined statement of income does not reflect synergies expected from the combination of the two entities. We cannot assure you that we will not incur charges in excess of those included in the pro forma total consideration related to the transactions or that management will be successful in its efforts to integrate the operations of the companies.

The pro forma data is presented for illustrative purposes only, is not necessarily indicative of the operating results that would have occurred if the transaction had been consummated as of the beginning of the fiscal periods presented, and is not necessarily indicative of our future operating results. The unaudited pro forma condensed combined statement of income and the accompanying notes thereto of NCI and RCC should be read in conjunction with and are qualified by the historical financial statements and notes thereto of NCI and RCC. NCI’s historical financial statements and related notes thereto are included in NCI’s Quarterly Report on Form 10-Q for the quarter ended July 30, 2006. The historical financial statements and related notes thereto of RCC are included in NCI’s Form 8-K/A (Amendment No. 1) dated April 7, 2006.

NCI BUILDING SYSTEMS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

(In thousands, except per share data)

	NCI Fiscal nine months ended July 30, 2006	RCC Period from January 1, 2006 to April 6, 2006	Pro Forma Adjustments		NCI Pro Forma
Sales	$1,072,007	111,211	(962	)(a)	$1,182,256
Cost of sales	810,386	96,807	(962	)(a)	902,592
			2,545	(b)
			348	(c)
			(9,957	)(d)
			1,980	(e)
			1,445	(f)

Gross profit	261,621	14,404	3,639		279,664
Selling, general and administrative expenses	175,574	10,914	473	(g)	198,143
			9,957	(d)
			1,225	(h)

Income from operations	86,047	3,490	(8,016)		81,521
Interest income	4,806	1,487			6,293
Interest expense	(17,627)	—	(3,355	)(i)	(20,982)
Other income, net	614	244			858

Income before income taxes	73,840	5,221	(11,371)		67,690
Provision for income taxes	28,093	2,296	(4,667	)(j)	25,722

Net income	$45,747	2,925	(6,704)		$41,968

Earnings per share:
Basic	$2.28				$2.09

Diluted	$2.13				$1.95

Weighted average shares outstanding:
Basic	20,079				20,079
Diluted	21,479				21,479

See accompanying notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF INCOME

1. Basis of Presentation

The accompanying unaudited pro forma condensed combined statement of income presents the pro forma results of operations of NCI Building Systems, Inc. (“NCI”) and Robertson-Ceco Corporation (“RCC”) on a combined basis based on the historical financial information of each company after giving effect to the acquisition of RCC by NCI. The acquisition was recorded using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations.

The unaudited pro forma condensed combined statement of income has been prepared assuming the acquisition occurred at January 1, 2006.

2. Pro Forma Adjustments

The following are brief descriptions of each of the pro forma adjustments included in the unaudited pro forma condensed combined statement of income:

a)	To eliminate intercompany sales and related intercompany cost of sales.

b)	To eliminate RCC’s inventory LIFO reserve to conform the RCC inventory accounting to that of NCI’s.

c)	To reflect an increase of depreciation expense on the fair value of RCC’s property, plant and equipment. The additional depreciation expense was recorded on a straight-line basis using a weighted average useful life of 9.8 years.

d)	To reclassify certain RCC expenses including drafting, engineering and customer service to selling, general and administrative expense to conform to NCI presentation.

e)	To conform RCC methodologies and practices to NCI for determining back charge warranty claim reserves.

f)	To conform RCC methodologies and practices to NCI for determining inventory valuation reserves.

g)	To reflect an increase of amortization expense on the fair value of identified intangible assets (excluding indefinite life intangible assets identified or trade names). The additional amortization expense was recorded on a straight-line basis using a weighted average useful life of 9.1 years. Goodwill resulting from the acquisition is not amortized in accordance with the provisions of SFAS No. 142.

h)	To conform RCC methodologies and practices to NCI for determining allowances for doubtful accounts.

i)	To reflect an increase in interest expense on an additional $200 million term loan issued to NCI in connection with the financing of the acquisition. The additional interest expense was recorded using an April 2006 LIBOR rate.

j)	To reflect an adjustment to provide for the income tax provision at the estimated combined effective income tax rate of 38.0% for the nine months ended July 30, 2006.

3. Pro Forma Net Income Per Share

The unaudited pro forma basic and diluted net income per share is based upon the weighted average number of outstanding shares of common stock of NCI during the periods presented.

4. Pro Forma Interest Expense

An immediate change of 1/8% in the interest rate would cause a change in pro forma interest expense of approximately $250,000 on an annual basis.

5. Assets and Liabilities not Acquired

Prior to the acquisition, certain specified non-operating assets and liabilities of RCC, consisting principally of asbestos liabilities, environmental remediation liabilities and notes receivables from affiliates, were distributed to and assumed by a subsidiary formed by The Heico Companies, L.L.C. and were not part of the acquisition. Therefore, the effects on NCI’s earnings related to these assets and liabilities are not expected to continue subsequent to the purchase. The approximate effect on earnings related to these items is disclosed in the following table (amounts in thousands):

Period from January 1, 2006 to April 6, 2006
Interest income on notes receivable from affiliates	$1,632